EXHIBIT 1.2



                           CERTIFICATE OF MERGER
                                    OF
                             CATHAYONLINE INC.
                           a Nevada corporation
                                    and
                  LAZZARA FINANCIAL ASSET RECOVERY, INC.
                           a Nevada corporation



     The undersigned corporations, MILLENIUM PLASTICS CORPORATION, a Nevada corporation ("COL"), and LAZZARA FINANCIAL ASSET RECOVERY, INC., a Nevada corporation ("LFAR"), do hereby certify:

     1. LFAR is a corporation duly organized and validly existing under the laws of the State of Nevada. Articles of Incorporation were originally filed on November 22, 1999.

     2. COL is a corporation duly organized and validly existing under the laws of the State of Nevada. Articles of Incorporation were originally filed on September 20, 1995.

     3. LFAR and COL are parties to a Merger Agreement, as amended, pursuant to which LFAR will be merged with and into COL. Upon completion of the merger COL will be the surviving corporation in the merger and LFAR will be dissolved. Pursuant to the Merger Agreement the stockholders of LFAR will receive stock in COL.

     4. The Articles of Incorporation and Bylaws of COL as existing prior to the effective date of the merger shall continue in full force as the Articles of Incorporation and Bylaws of the surviving corporation.

     5. The complete executed Agreement and Plan of Merger dated as of January 18, 2000, which sets forth the plan of merger providing for the merger of LFAR with and into COL is on file at the corporate offices of COL.

     6. A copy of the Merger Agreement will be furnished by COL on request and without cost to any stockholder of any corporation which is a party to the merger.

     7. The plan of merger as set forth in the Agreement and Plan of Merger, has been approved by a majority of the Board of Directors of LFAR at a meeting held January 18, 2000.

     8. LFAR has 5,000,000 shares of common stock issued, outstanding and entitled to vote on the merger. At a meeting of the Shareholders of LFAR held January 18, 2000 all 5,000,000 shares voted in favor of the merger.

     9. The plan of merger as set forth in the Agreement and Plan of Merger, was approved by a majority of the Board of Directors of COL at a meeting held January 18, 2000.

     10. Stockholder approval of the Agreement and Plan of Merger by the Stockholders of COL is not required pursuant to NRS 92A.130(1).

     11. The manner in which the exchange of issued shares of LFAR shall be affected is set forth in the Agreement and Plan of Merger.

     IN WITNESS WHEREOF, the undersigned have executed these Certificate of Merger this 18th day of January, 2000.


CATHAYONLINE INC.                       LAZZARA FINANCIAL ASSET
                                        RECOVERY, INC.
a Nevada corporation                    a Nevada corporation


By/s/ Brian Ransom                      By/s/ Todd Ream
    BRIAN RANSOM, President               TODD REAM, President


By/s/ Peter Lau                         By/s/ Todd Ream
    PETER LAU, Secretary                  TODD REAM, Secretary


PROVINCE OF BRITISH COLUMBIA)
                            )  SS:
                            )

     On Jan. 18, 2000 before me, a Notary Public, personally appeared BRIAN RANSOM who is the President of CATHAYONLINE INC., and who is personally known to me (or proved to me on the basis of satisfactory evidence) to be
the   person  whose  name  is  subscribed  to  the  within  instrument  and acknowledged to me that he executed the same in his authorized capacities and that, by his signatures on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                              /s/ John McIntyre
                              ________________________________
                              Notary Public

STATE OF NEW YORK        )
                         )  SS:
COUNTY OF NEW YORK       )

     On Jan 18, 2000 before me, a Notary Public, personally appeared PETER LAU who is the Secretary of CATHAYONLINE INC., and who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacities and that, by his signatures on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                              /s/ William Ruffa
                              ________________________________
                              Notary Public


STATE OF NEVADA     )
                    )  SS:
COUNTY OF CLARK     )

     On Jan 18, 2000 before me, a Notary Public, personally appeared TODD REAM who is the President and Secretary of LAZZARA FINANCIAL ASSET RECOVERY, INC., and who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacities and that, by his signatures on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                              /s/ Debra Amigone
                              ________________________________
                              Notary Public